GUARANTY AGREEMENT


                              BETWEEN


                     IWC RESOURCES CORPORATION


                                AND


                    NATIONAL CITY BANK, INDIANA


                            AS TRUSTEE



                     DATED AS OF APRIL 1, 1993
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          THIS GUARANTY AGREEMENT is entered into as of April 1,
  1993 (the "Guaranty" or "Agreement"), by IWC Resources Corporation, an Indiana corporation (the "Guarantor") in favor of National City Bank, Indiana (the "Trustee"), as trustee under the Indenture of Trust dated as of April 1, 1993, by and among the City of Indianapolis, Indiana (the "Municipality"), the Indianapolis Water Company (the "Company") and the Trustee (the "Indenture").


                             RECITALS

          1. The Municipality intends to issue its City of Indianapolis, Indiana Economic Development Water Facilities Refunding Revenue Bonds, Series 1993 (Indianapolis Water Company Project) in an aggregate principal amount of $11,600,000 (the "Bonds") pursuant to IC 5-1-5, IC 36-7-11.9 and IC 36-7-12 and under the Indenture.

          2. The Bonds are being issued to assist the Company, a subsidiary of the Guarantor, with the retirement, discharge and termination of its obligations and liabilities under and in connection with the 6-1/4% City of Indianapolis, Indiana Economic Development Water Facilities Revenue Bonds, 1974 Series (Indianapolis Water Company Project). The Guarantor desires that the Municipality enter into the Loan Agreement dated as of April 1, 1993 (the "Loan Agreement"), between the Municipality and the Company pursuant to which the proceeds from the sale of the Bonds will be loaned to the Company for the purposes described herein. The Guarantor is willing to enter into and deliver this Guaranty in order to induce the Municipality to issue the Bonds and as an inducement to purchasers of the Bonds to purchase the Bonds.

          3. Capitalized terms not specifically defined herein but defined in the Indenture or in the Loan Agreement shall, for purposes of this Agreement, have the meanings ascribed to them in the Indenture or the Loan Agreement.


                             AGREEMENT

          In consideration of the premises and mutual covenants contained herein, the Guarantor agrees with the Trustee as follows:


                             ARTICLE I

          Section 1.1.  Representations of the Guarantor.  The
  Guarantor represents and warrants to the Trustee for the
  benefit of the holders of the Bonds that:
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          (a)  The Guarantor is a corporation duly organized and
     validly existing under the laws of the State of Indiana.

          (b) The Guarantor is licensed or qualified to do business in each state in which the ownership of property or the transaction of business by the Guarantor requires that the Guarantor be licensed or qualified.

          (c) The Guarantor has full right, power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder.

          (d) No authorization, approval, consent or license of any governmental body or authority, not already obtained, is required for the valid and lawful execution and delivery by the Guarantor of this Agreement and the performance of the obligations of the Guarantor hereunder.

          (e) The execution and delivery by the Guarantor of this Agreement and the performance by the Guarantor hereunder will not conflict with or constitute a breach of or default under the Guarantor's Articles of Incorporation or Bylaws, or any material indenture, agreement or other instrument to which the Guarantor or any of its subsidiaries is a party or by which any of them or their properties are bound or are subject.

          (f) No event has occurred which, with the lapse of time or the giving of notice or both, would give any creditor of the Guarantor the right to accelerate the maturity of any of the Guarantor's outstanding indebtedness for money borrowed.

          (g) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending or, to the knowledge of the Guarantor, threatened against the Guarantor (or, to the knowledge of the Guarantor, any meritorious basis therefor) wherein the Guarantor believes that an unfavorable decision is reasonably likely, which would have a material adverse effect on the financial condition of the Guarantor and its consolidated subsidiaries taken as a whole, the operation by the Guarantor of its properties, or the corporate existence or powers of the Guarantor.

          (h) The Guarantor is in compliance in all material respects with all applicable Federal, state and local laws, rules, regulations, orders and decrees relating to the conduct of its business as currently conducted, and no order, decree, judgment, fine or penalty has been issued, assessed or threatened based upon any violation or alleged violation of any of the foregoing that the Guarantor believes could have a material adverse effect on the financial condition of the Guarantor and its consolidated
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     subsidiaries taken as a whole and Guarantor is not aware of any meritorious basis for any such order,decree, judgment, fine or penalty.

          (i) Neither the Guarantor nor, to the knowledge of the Guarantor, any other party thereto is in default in any material respect under any lease, contract or agreement to which the Guarantor or any of its consolidated subsidiaries is a party and which default materially and adversely affects the business, properties or financial condition of the Guarantor and its consolidated subsidiaries taken as a whole; and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a material default by the Guarantor thereunder.

          (j) Guarantor and its consolidated subsidiaries have good and marketable title to all real and personal property described in the financial statements of Guarantor included or incorporated by reference in the Official Statement as being owned by them, in each case free and clear of all liens, encumbrances and defects except for the lien of the First Mortgage Indenture dated as of July 1, 1936 between the Company and Fidelity Bank, National Association on property of the Company, and the liens and encumbrances permitted thereby, and except such other liens and encumbrances on such property owned by the Guarantor and its consolidated subsidiaries as do not materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property; and the real properties held under lease by the Guarantor or its consolidated subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the conduct of the business of the Guarantor and its consolidated subsidiaries.

          (k) To the best knowledge of the Guarantor, the Guarantor and its consolidated subsidiaries own or possess or are licensed under all the patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the present and planned future conduct of their business.

          (l) To the best knowledge of the Guarantor, KPMG Peat Marwick are independent public accountants as required by the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          (m) The financial statements included or incorporated by reference in the Official Statement have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except for the changes in
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     accounting principles noted therein, if any, and fairly
     present the consolidated financial position of the Guarantor and its consolidated subsidiaries, the consolidated results of its operations and its cash flows at the dates and for the periods indicated.

          (n) Except as set forth or contemplated in the Official Statement, since December 31, 1992 (i) neither the Guarantor nor any of its consolidated subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or any labor dispute or court or governmental action, order or decree and (ii) there has been no change in the capital stock or increase in short-term debt or long-term debt, of the Guarantor and its consolidated subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, properties, financial position, preferred or common stockholders' equity or results of operations of the Guarantor and its consolidated subsidiaries taken as a whole, which in any such case described in clause (i) or (ii) is material to the Guarantor and its consolidated subsidiaries taken as a whole.

          (o) The Guarantor acknowledges that the execution and delivery by it of this Guaranty Agreement is an essential inducement to the Municipality to issue and sell the Bonds and to the purchasers of the Bonds to purchase the Bonds and that the issuance and sale of the Bonds and the loan of the proceeds thereof to the Company will result in a material financial benefit to the Guarantor.

          (p) Guarantor has filed or caused to be filed all federal, state and local tax returns for such periods that returns have been required and has paid when due or reserved for in such financial statements all such taxes, excepting only those as are being contested in good faith.

          (q) The Official Statement does not, as of its date, contain any untrue statement of material fact or omit to include any statement of material fact necessary in order to make the statements therein not misleading.

          (r) This Guaranty Agreement is the legal, valid and binding agreement of the Guarantor enforceable in accordance with its terms, subject to all laws relating to bankruptcy, moratorium, receivership and creditors' rights generally and further to general principles of equity.
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                            ARTICLE II

                     Covenants and Agreements

          Section 2.1.  Guaranty of Payment.  The Guarantor
  unconditionally guarantees to the Trustee for the benefit of the holders of the Bonds:

          (a) the full and prompt payment of the principal of and premium, if any, on each Bond when and as the payment shall become due, whether at maturity, by acceleration, call for redemption or otherwise;

          (b) the full and prompt payment of interest on each Bond when and as the payment shall become due; and

          (c) the full and prompt payment upon demand of any charges and expenses of the Trustee and the Municipality required to be paid under the Loan Agreement and the Indenture.

  All amounts collected by the Trustee under this Agreement shall be deposited into the Bond Fund created under the Indenture.

          Section 2.2. Obligations Absolute. The obligations of the Guarantor shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and premium, if any, and interest on the Bonds, and all charges and expenses of the Trustee and the Municipality covered by this Guaranty have been paid or provided for. The obligations of the Guarantor shall not be affected by the happening of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the
  Guarantor:

          (a) the compromise, settlement, release or termination of any or all of the obligations of the Company, the Municipality or the Trustee under this Guaranty, the Loan
     Agreement, the First Mortgage Indenture or the Indenture;

          (b) the failure to give notice to the Guarantor of the occurrence of an event of default under this Guaranty, the Loan Agreement, the First Mortgage Indenture or the
     Indenture;

          (c) the assignment of any interest of the Municipality in the Loan Agreement;

          (d) the waiver of the performance or the performance by the Municipality, the Trustee, the Company or the Guarantor of any of the obligations of any of them under the Loan Agreement, the Indenture, the First Mortgage Indenture or this Guaranty;
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          (e)  the extension of the time for payment of any
     principal of or premium, if any, or interest on any Bond or under this Guaranty or of the time for performance of any other obligations under the Indenture, the Loan Agreement, the First Mortgage Indenture or this Guaranty;

          (f)  the modification of any provision of the Loan
     Agreement, the First Mortgage Indenture or the Indenture;

          (g) the taking or the omission of any of the actions referred to in the Loan Agreement, the First Mortgage
     Indenture, the Indenture or in this Guaranty;

          (h)  any failure or delay on the part of the
     Municipality or the Trustee to exercise any right of the Municipality or the Trustee under this Guaranty, the Loan Agreement, the First Mortgage Indenture, or the Indenture, or any other act by the Municipality, the Trustee or any of the holders of the Bonds;

          (i) the liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or the Guarantor, or, receivership, insolvency, bankruptcy or other similar proceedings affecting the Company, the Guarantor or the Municipality, or any contest of the validity of this Guaranty, the Loan Agreement, the First Mortgage Indenture, or the Indenture in any such proceeding or the Guarantor's ownership of the Company;

          (j) the failure of the Guarantor fully to perform any of its obligations under this Guaranty.

          Section 2.3. No Setoff, Etc.. No setoff, counterclaim or reduction of an obligation, or any defense of any kind which the Guarantor or the Company may have against the Municipality or the Trustee shall be available to the Guarantor against the Trustee or any holder of any Bond in any action to enforce this Guaranty.

          Section 2.4.  Notice of Acceptance; Costs of
  Enforcement. The Guarantor waives notice from the Trustee or the holders of any of the Bonds of their acceptance and reliance on this Guaranty. The Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee in enforcing or attempting to enforce this Guaranty following any default on the part of the Guarantor, whether the enforcement is by suit or otherwise.

          Section 2.5. Guaranty for Benefit of Bondholders. This Guaranty is entered into by the Guarantor for the benefit of the Trustee and the holders of the Bonds and any successor trustee or trustees under the Indenture, all of whom shall be entitled to enforce performance of this Guaranty to the same extent as if they were parties to it.


                            ARTICLE III

               Particular Covenants of the Guarantor

          Section 3.1. Guarantor to Maintain its Existence; Conditions Under Which Exceptions Permitted. The Guarantor shall, during the term of this Agreement, maintain its corporate existence and be and remain duly qualified to transact business in the State of Indiana and shall not voluntarily take, or omit to take, any action that would cause the Guarantor to be dissolved, nor shall the Guarantor sell, lease, transfer or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; except that the Guarantor may consolidate with or merge into another corporation incorporated and existing under the laws of the United States of America or one of the states of the United States of America or permit one or more other such corporations to consolidate with or merge into it or sell or otherwise transfer to another such other corporation all or substantially all of its assets as an entirety and may thereafter dissolve, provided, that immediately after such action there is no default under this Agreement and further provided that if the Guarantor is not the surviving, resulting or transferee corporation (the "Survivor"), the Survivor (a) is qualified to do business in the State of Indiana and (b) shall concurrently with the consummation thereof expressly assume in writing and agree to perform all of the Guarantor's obligations under this Agreement and deliver a copy of such written assumption and agreement to the Trustee.

          Section 3.2. Further Assurances and Corrective Instruments. The Guarantor shall execute and deliver, or cause to be executed and delivered, such supplements hereto and further instruments as may reasonably be required for carrying out the intention of or facilitating the performance of this Agreement.

          Section 3.3.  Reports, Certificates and Other
  Information. The Guarantor shall furnish to the Trustee and the Purchaser (except for the materials referred to in subsection (c)), during the term of this Agreement:

          (a) Annual Statements. As soon as available and in any event within one hundred twenty days after the close of each fiscal year of the Guarantor ending after the date of this Agreement, copies of the consolidated balance sheet of the Guarantor, and consolidated statements of income and retained earnings and statements of consolidated cash flows of the Guarantor for such fiscal year, each of which shall be audited by the Guarantor's independent public accountants and shall set forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and shall be accompanied by a report thereon of such accountants that such financial statements present fairly the consolidated financial position, results of operations and cash flows of the Guarantor and its subsidiaries as of the date of such statements.

          (b) Quarterly Statements. As soon as available, and in any event within sixty days after the close of each calendar quarter ending after the date of this Agreement (except the last quarter of each fiscal year), copies of the consolidated balance sheet of the Guarantor as of the end of such quarter, and consolidated statements of income and retained earnings and statements of consolidated cash flows of the Guarantor for the portion of the fiscal year ended as of the end of such quarter. All such statements may be prepared internally and shall be accompanied by a certificate of an appropriate officer of the Guarantor that such financial statements have been prepared in material conformity with generally accepted accounting principles consistently applied (except for changes in which the independent accountants for the Guarantor concur), and present fairly the financial position of the Guarantor and its subsidiaries as of the dates of such statements.

          (c) No Default Certificate. Concurrently with providing such financial statements, a certificate of the President, a Vice President or the Treasurer of the Guarantor that after reasonable investigation he has no knowledge of the occurrence of any Event of Default under this Agreement (or of any event that with the lapse of time or the giving of notice would constitute an Event of Default), or if such officer shall have obtained knowledge of any such Event of Default or default, he shall disclose the same in such certificate and the nature thereof.

          (d) Proxy Statements, etc.. Concurrently with the mailing of its proxy statement to its shareholders and any Current Report on Form 8-K to the Securities and Exchange
     Commission, a copy of such documents.


                            ARTICLE IV

              Events of Default and Remedies Therefor

          Section 4.1.  Events of Default.  The occurrence and
  continuance of any of the following events shall constitute an "Event of Default" under this Guaranty:

          (a) Default shall be made in the due and prompt payment of the principal of, or premium on, the Bonds when and as the payment shall become due and payable, whether at maturity, by acceleration, call for redemption or otherwise;

          (b) Default shall be made in the due and punctual payment of any installment of interest on the Bonds, when and as payment shall become due and payable and such default shall continue for a period of five (5) days thereafter;

          (c) Default shall be made in the performance or observance of any other of the covenants, agreements, or conditions contained in this Guaranty and the default shall continue for a period of sixty (60) days after written notice thereof to the Guarantor by the Trustee, provided, however, that with respect to this clause (c), if such failure of performance or observance shall be such that it cannot be corrected within such period, it shall not constitute an Event of Default if: (i) in the reasonable opinion of the Trustee, such failure of performance or observance is correctable without material adverse effect on the Bonds, (ii) corrective action is instituted by or on behalf of the Guarantor within such period and is diligently pursued until such failure of performance or observance is corrected, and (iii) in the reasonable opinion of the Trustee, correction of such failure of performance has not taken an unreasonable amount of time. The Trustee may request (and may rely upon) from the Guarantor a certificate to the effect that the Guarantor has instituted corrective action and will diligently pursue such action and believes that its failure of performance or observance can be corrected through such action;

          (d) A decree or order shall have been entered by a court of competent jurisdiction constituting an order for relief under the Bankruptcy Code or adjudging the Guarantor insolvent or approving as properly filed a petition seeking reorganization of the Guarantor under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of the Guarantor or the sequestration of a substantial part of the property of the Guarantor, and any such decree or order shall remain in force undischarged and unstayed for a period of ninety days;

          (e) The Guarantor shall file a petition seeking relief under the Bankruptcy Code or shall suffer the imposition of an order thereunder or shall institute or consent to the institution of bankruptcy or insolvency proceedings against it or shall file a petition or answer or consent seeking reorganization or relief (other than as a creditor) under the Bankruptcy Code or any other federal or state law relating to bankruptcy or insolvency or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due or shall fail to pay its debts generally as they become due, or action shall be taken by the Guarantor in furtherance of any of the aforesaid purposes.

          Section 4.2. Suits for Enforcement. In case any one or more of the events of default specified in Section 4.1 shall happen and be continuing, the Trustee may proceed to protect and enforce its rights on behalf of holders of the Bonds either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Guaranty or in aid of the exercise of any power granted in this Guaranty or to enforce any other legal or equitable right of the holders of the Bonds. Each default in payment shall give rise to a separate cause of action, and separate suits may be brought as each cause of action arises.


                             ARTICLE V

                           Miscellaneous

          Section 5.1. Obligations Arise. The obligations of the Guarantor under this Guaranty shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the Municipality and the proceeds paid to the Trustee. This Guaranty shall bind the successors, assigns and legal representatives of the Guarantor.

          Section 5.2. Remedies Not Exclusive. No remedy given to the Trustee in this Guaranty is intended to be exclusive of any other available remedy or remedies. Every available remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any right or power or shall be construed to be a waiver thereof, but any right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Trustee to exercise any remedy, it shall not be necessary to give any notice, other than a notice expressly required. In the event any provision in this Guaranty should be breached by the Guarantor and thereafter waived by the Trustee, the waiver shall be limited to the particular breach and shall not be deemed to waive any other breach.

          Section 5.3. Amendments. No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing, but solely by an instrument in writing executed by the Trustee. The Trustee shall not consent to any amendment of this Guaranty, other than an amendment necessary to cure for the benefit of the holders of the Bonds any ambiguity, formal defect or omission, without notice and the written approval or consent of the holders of not less than a majority in aggregate principal amount of the Bonds at the time outstanding given.

          Section 5.4. Entire Agreement. This Guaranty constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          Section 5.5. Notices. All notices, certificates, payments or other communications shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or by express mail addressed as follows: if to the Trustee at National City Bank, Indiana, Indianapolis, Indiana, and if to the Guarantor at 1220 Waterway Boulevard, Indianapolis, Indiana 46202, attention of its Treasurer.

          Section 5.6.  Invalidity.  The invalidity or
  unenforceability of any one or more phrases, sentences, clauses or sections in this Guaranty, or the invalidity or unenforceability of the Loan Agreement, Bonds, First Mortgage Indenture, First Mortgage Bonds, or the Indenture, shall not affect the validity or enforceability of the remaining portions of this Guaranty, or any part thereof.

          Section 5.7.  Applicable Law.  This Guaranty shall be
  governed by and construed in accordance with the laws of the State of Indiana.


          IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of April 1, 1993.

                                   IWC RESOURCES CORPORATION


                                   By:___________________________
                                      J. A. Rosenfeld
                                      Senior Vice President and
                                      Treasurer

  ______________________________
  Joseph W. Jordan, Secretary

  Accepted as of this 1st day of April, 1993 by National City
  Bank, Indiana, as Trustee.


                                   By:___________________________
                                      Faith Berning,
                                      Vice President
  (SEAL)

  ATTEST:


  By:___________________________